Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated February 24, 2006 (December 27, 2006 as to Note 2 and Note 23 to the consolidated financial statements) (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of a new accounting principle), relating to the consolidated financial statements of Marshall & Ilsley Corporation, appearing in the Current Report on Form 8-K of Marshall & Ilsley Corporation dated December 29, 2006, and our report dated February 24, 2006 relating to management’s report on the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K of Marshall & Ilsley Corporation for the year ended December 31, 2005 and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Milwaukee, Wisconsin

January 2, 2007